EXHIBIT (99)(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of CTS Corporation (the Company) on Form 10-Q/A for the quarter ended March 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 25, 2003	/s/ Donald K. Schwanz
Donald K. Schwanz
Chairman of the Board &
Chief Executive Officer

/s/ Vinod M. Khilnani
Vinod M. Khilnani
Sr. Vice President &
Chief Financial Officer